Exhibit 99.1

Argus Capital Corp. Announces Pricing of Upsized $265 Million Initial Public Offering

NEW YORK, Sept. 22, 2021 /PRNewswire/ -- Argus Capital Corp. ("Argus"), a special purpose acquisition company targeting businesses across the tech-driven media landscape, today announced the pricing of its initial public offering of 26,500,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market ("Nasdaq") and trade under the ticker symbol "ARGUU" beginning September 22, 2021. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin trading separately, Argus expects that the shares of Class A common stock and redeemable warrants will be listed on Nasdaq under the symbols "ARGU" and "ARGUW," respectively. The offering is expected to close on September 24, 2021.

Argus' business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While Argus may pursue an initial business combination opportunity in any industry or sector, it intends to identify and complete a business transaction with a company in the tech-driven media industry.

The Company's management team, led by former CBS executives Joseph R. Ianniello, Chairman and Chief Executive Officer, and Marc DeBevoise, Vice Chairman and President, is comprised of a cadre of former executives from Fortune 500 companies with deep operating experience in the media and digital technology sectors, established global relationships and an extensive track record in identifying and executing proprietary strategic investments in these sectors. The highly experienced team assembled by Ianniello and DeBevoise includes, Saif Rahman, Chief Financial Officer; Maria Corsaro Charon, Senior Vice President, Mergers and Acquisitions; Dana McClintock, Chief Communications Officer; Steve Mirante, Chief Administrative Officer; Charles Pavlounis, Chief Business Development Officer; Kelli Raftery, Chief Marketing Officer; and Gautam Ranji, Chief Strategy Officer.

Argus also expects to benefit from having Alan Mnuchin, Chief Executive Officer of Ariliam Group, as a member of Argus' board of directors.

Goldman Sachs & Co. LLC and Morgan Stanley are acting as the joint book running managers for the offering. Argus has granted the underwriters a 45-day option to purchase up to 3,975,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 866-471-2526 or by emailing prospectus-ny@ny.email.gs.com; Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Email: prospectus@morganstanley.com.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on September 21, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Argus, including those set forth in the Risk Factors section of Argus' registration statement for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. Argus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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